Exhibit 15.2

July 9, 2010

To:	FUNTALK CHINA HOLDINGS LIMITED 21/F, Block D The Place Tower No.9 Guanghua Road, Chaoyang District Beijing, China 100020

Ladies and Gentlemen:

We hereby consent to (i) the filing of this consent as an exhibit to the Annual Report on Form 20-F (the “Annual Report”), and (ii) the reference to our firm and the discussions related thereto in certain sections of the Annual Report.

Very truly yours,

/s/ COZEN O’CONNOR